EXHIBIT 10.2

HOSTESS BRANDS, INC.
2016 EQUITY INCENTIVE PLAN

Performance Share UNIT award Agreement

Cover Sheet

Hostess Brands, Inc., a company incorporated under the laws of the State of Delaware (“Company”), hereby grants an award of performance share units (“PSUs”) to the individual named below. The terms and conditions of the PSUs are set forth in this cover sheet (“Cover Sheet”), in the attached Performance Share Award Agreement (the “Agreement”) and in the Hostess Brands, Inc. 2016 Equity Incentive Plan (the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Date of Grant:
Performance Period:
Performance Metric:
Target Number of PSUs:
Performance Goal:
Maximum
Target
Threshold or below

Vesting Date:

By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan.

If you do not sign and return this Cover Sheet within 60 days of the Date of Grant, the Company will have the right to rescind this Award.

Signature: _____________________            Date: _______________
HOSTESS BRANDS, INC.

By:_____________________
Name:
Title:

HOSTESS BRANDS, INC.
Performance Share AWARD AGREEMENT

Right to Shares
The award of PSUs represents your right to receive, and the Company’s obligation to issue, one share of the Company’s Class A Common Stock (a “Share”) for each PSU that is or becomes a Vested PSU (as described below) on the Vesting Date, subject to the terms of this Agreement. Such issuance will occur as soon as practicable following the date the Committee certifies the extent to which Performance Goal has been satisfied as of the Vesting Date, determined in accordance with Exhibit A attached hereto, but no later than 70 days following the Vesting Date. Notwithstanding the foregoing, the Company will not permit the issuance of Shares at a time when such issuance would violate any law, rule, regulation or Company policy, as determined by the Company.

Vested PSUs
The number of PSUs, if any, that become Vested PSUs will be determined as of the end of the Performance Period, based on the extent to which the Performance Goal, as set forth in the Cover Sheet, has been achieved for the Performance Period, as determined in accordance with Exhibit A and certified by the Committee. If actual performance is equal to or below the threshold Performance Goal for the Performance Period, then no PSUs will become Vested PSUs for the Performance Period. If the target Performance Goal has been achieved for the Performance Period, then the target number of PSUs for the Performance Period, as set forth on the Cover Sheet, will become Vested PSUs for the Performance Period. If the maximum Performance Goal (or greater) has been achieved for the Performance Period, then the maximum number of PSUs for the Performance Period, as set forth on the Cover Sheet, will become Vested PSUs for the Performance Period. If actual performance falls between the threshold Performance Goal and the target Performance Goal, or between the target Performance Goal and the maximum Performance Goal, the number of PSUs that become Vested PSUs will be determined by linear interpolation between the respective performance inflection points.

Performance Metric	As set forth in the Cover Sheet, the Performance Metric shall be …………., as defined and further described in Exhibit A.

Vesting; Forfeiture
On the Vesting Date, your right to issuance of the Shares underlying any PSUs that are Vested PSUs as of the Vesting Date shall become vested and nonforfeitable. Should your employment with the Company and its Subsidiaries terminate for any reason prior to the Vesting Date, all PSUs will be forfeited and you will have no right to the issuance of any Shares hereunder. Notwithstanding the foregoing, if such termination is other than (i) by you voluntarily (except where such voluntary termination entitles you to severance under the Company’s severance plan) or (ii) by the Company for Cause, the date of such termination will be treated as if it were the Vesting Date, and you will be entitled to issuance of a number of Shares underlying any PSUs that would become Vested PSUs determined as if the Performance Period ended on the termination date, and the number of PSUs as set forth in the Cover Sheet was prorated to reflect the shortened Performance Period, but your rights in respect of any additional PSUs will be forfeited. Issuance of shares underlying Vested PSUs shall occur within 70 days following your termination of employment.

Termination for Cause; Breach of any Continuing Obligation; Recoupment
If your employment is terminated for Cause or if you breach any restrictive covenant under this Agreement or any other agreement between you and the Company or its Subsidiaries, the PSUs, whether or not vested, will immediately terminate.

In addition, if at any time within one year after the date on which you receive payment in respect of the PSUs (whether in the form of cash or Shares), (a) your employment is terminated for Cause or (b) after termination of your employment for any reason, the Committee determines in its discretion either that (i) during your period of employment, you engaged in an act or omission that would have warranted termination of your employment for Cause or (ii) after termination of your employment, you engaged in conduct that violated any continuing obligation or duty in respect of the Company or any Subsidiary (including any breach of any restrictive covenant under this Agreement or any other agreement between you and the Company or any Subsidiary), then, subject to applicable law, upon notice from the Company, you shall repay to the Company any cash or Shares you received pursuant to the PSUs, or if you disposed of any such Shares, the Fair Market Value of such Shares as of the date of disposition.

Nothing in this Agreement shall limit the Company’s right of recoupment pursuant to Section 13 of the Plan, including recoupment of payments pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time.

Change of Control
Notwithstanding the foregoing:

(A) If there occurs a Change of Control prior to the Vesting Date, and this Award does not continue or is not assumed by an acquiror, then the date of such Change of Control will be treated as if it were the Vesting Date, and you will be entitled to issuance a number of Shares underlying any PSUs that would become Vested PSUs determined as if the Performance Period ended on the date of the Change of Control, and the number of PSUs as set forth in the Cover Sheet was prorated to reflect the shortened Performance Period. Issuance of shares underlying Vested PSUs determined in accordance with this subsection (A) shall occur within 70 days following the Change of Control; and

(B) If there occurs a Change of Control, and this Award continues or is assumed by an acquiror, and your employment is terminated by the Company or an acquiror without Cause or otherwise under circumstances entitling you to severance under the Company’s or acquiror’s severance plan within 12 months following the Change of Control, then the number of PSUs that become Vested PSUs as of the date of such termination shall be equal to the target number of PSUs, as set forth on the Cover Sheet. Issuance of shares underlying Vested PSUs determined in accordance with this subsection (B) shall occur within 70 days following your termination of employment.

For purposes of the foregoing, this Award shall not be treated as continued or assumed unless it is continued or assumed on a substantially equivalent basis, including, without limitation, continuation or assumption of the Performance Metric and Performance Goals.

Taxes
You are solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the award or settlement of the PSUs. At the time of taxation, the Company shall have the right to deduct from other compensation, or to withhold Shares in an amount equal to the federal (including FICA), state, local and foreign taxes and other amounts as may be required by law to be withheld with respect to the PSUs. If Shares are withheld, the value of the Shares withheld may not exceed the minimum applicable tax withholding amount (except as otherwise determined by the Committee in its sole discretion). By accepting this Award, you expressly consent to the withholding of Shares or other amounts payable to you.

Restrictions on Resale/ Company Policies
By signing this Agreement, you agree not to sell any Shares received hereunder at a time when applicable laws, regulations or Company policies prohibit a sale. Any Shares issued hereunder, and any cash proceeds realized from the sale of such Shares will be subject to all share retention, trading, and other policies that may be implemented by the Committee or the Board from time to time.

Transfer of right to receive PSUs
You cannot transfer or assign your PSUs. For instance, you may not sell your right to PSUs or use such right as security for a loan. If you attempt to do any of these things, your Award will immediately become invalid.

Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to recognize your former spouse’s interest in your right to PSUs in any way.

Stockholder Rights
You, or your estate or heirs, have no rights as a stockholder of the Company in respect of PSUs, unless and until the underlying Shares are issued. No adjustments are made for dividends or other rights if the applicable record date occurs before Shares are issued, except as described in the Plan. However, to the extent you hold PSUs on the record date any cash dividend is declared on Shares, you will receive a dividend equivalent right (“DER”). A DER is a right to an amount, per PSU held, equal to the amount of the cash dividend declared and paid in respect of one Share. DERs will be credited in the form of additional PSUs, with the number of PSUs based on the Fair Market Value of a Share as of the date the dividend is paid (rounded down to the nearest whole Share). DERs will be subject to the same vesting and other conditions as the PSUs. If and to the extent that the underlying PSUs are forfeited, all related DERs shall also be forfeited. DERs will be paid at the same time the underlying PSUs are settled if and to the extent that the underlying PSUs vest and become payable.

Restrictive Covenants: Covenant Not to Compete
During your employment with the Company or any Subsidiary and continuing for a period of six (6) months after the termination of the employment relationship by either party, with or without Cause, including voluntary termination, you will not, directly or indirectly, as an employee, agent, partner, consultant, representative, contractor or in any other capacity, work for or operate a “Competitive Business”. For the purposes of this Agreement, Competitive Business means any enterprise (including a person, firm or business) operating or which has made material plans to operate (i) in the in-store bakery or sweet baked goods business or (ii) any other business that offers products competitive with those products offered by the Company or its Subsidiaries or which the Company or its Subsidiaries have made material plans to offer. This restriction is limited to the United States and any other geographic market in which the Company or its Subsidiaries operate, or have made material plans to operate, as of the date of your separation from the Company or its Subsidiaries.

Covenant Not to Solicit
During your employment with the Company or any Subsidiary and continuing for a period of six (6) months after the termination of the employment relationship by either party, with or without Cause, including voluntary termination, you will not, directly or indirectly, (a) as an employee, agent, partner, consultant, representative, contractor or in any other capacity, solicit, call on, divert, negotiate with or communicate with any customer or distributor of the Company or its Subsidiaries with whom you had contact during the final one (1) year period of your employment with the Company or any Subsidiary for the purpose of providing or selling competitive products or services to those of the Company or any Subsidiary or diverting or inducing the diversion of business from the Company or any Subsidiary or (b) engage, recruit, solicit for employment or engagement, offer employment to or hire, or otherwise seek to influence or alter any relationship with any person who is an employee of the Company or any Subsidiary; provided, however, that this provision shall not restrict you from offering employment to or otherwise engaging any current or former employee of the Company or any Subsidiary who responds to a general advertisement. The term “contact” as used above, shall mean any customer or distributor: (i) with which you had dealings; or (ii) for which you had responsibility for engaging, supervising, overseeing or conducting the Company’s or any Subsidiary’s relationship.

Remedies Applicable to Restrictive Covenants
You acknowledge and agree that each of the covenants in this Agreement has a unique, very substantial and immeasurable value to the Company and its Subsidiaries, that such covenants will not in any way impair your ability to earn a living and that you have sufficient assets and skills to earn a living while such covenants remain in force and that, as a result of the foregoing, in the event that you breach such covenants, monetary damages would be an insufficient remedy for the Company and its Subsidiaries and equitable enforcement of the covenants would be proper. You therefore agree that the Company, in addition to any other remedies available to it, including under this Agreement and pursuant to Section 13 of the Plan, will be entitled to preliminary and permanent injunctive relief in aid of arbitration in the event of any breach or threatened breach by you of any of the covenants in this Agreement, without the necessity of showing actual monetary damages or the posting of a bond or other security. Such action for injunctive relief in aid of arbitration shall be brought exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, or in any other court of competent jurisdiction sitting in the County and State of New York, and you and the Company agree to the personal jurisdiction thereof. You and the Company hereby irrevocably waive any objection you or the Company may now or hereafter have to the laying of venue of any such action for injunctive relief in aid of arbitration in said court(s), and further irrevocably waive any claim you or the Company may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum.
You and the Company further agree that, in the event that any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be unenforceable for any reason, that provision or a portion thereof will be deemed to be modified so as to render it enforceable to the maximum extent permitted by law and to the extent such provision or portion thereof cannot be rendered enforceable, this Agreement shall be considered divisible as to such provision, which shall become null and void, leaving the remainder of this Agreement in full force and effect.
The provisions of this Agreement shall not affect the Company’s ability to enforce the provisions of any other agreement in effect between the Company or any Subsidiary and you, including without limitation, the covenants contained in any offer letter, severance plan or policy, or employment agreement.

No Right to Continued Employment
Neither the grant of this Award, nor any other action taken hereunder shall be construed as giving you the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time) nor interfere in any way with the Company’s right to terminate your employment.

Applicable Law and Arbitration
This Agreement will be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and applicable Federal or other securities laws. Any dispute, controversy or claim arising out of or relating to the Plan or this Agreement that cannot be resolved by you on the one hand and the Company on the other, shall be submitted to arbitration in accordance with the terms of the Plan, except to the extent otherwise provided in this Agreement with respect to injunctive relief in aid of arbitration.

Delivery of Documents
The Company may, in its sole discretion, decide to deliver any documents related to this Award or other Awards granted to you under the Plan by electronic means. By signing the Cover Sheet, you consent to receive all documents related to this Award or other Awards granted to your under the Plan by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Amendment	The terms and conditions of this Agreement and the PSUs may be amended by the Committee or the Board as permitted by the Plan.

The Plan and Other Agreements
The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.

This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding the PSUs. Any prior agreements, commitments or negotiations concerning the PSUs are superseded. In the event there is any express conflict between the Cover Sheet, this Agreement and the terms of the Plan, the terms of the Plan shall govern.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.

HOSTESS BRANDS, INC.
2016 EQUITY INCENTIVE PLAN
Performance Share UNIT award Agreement

Exhibit A